UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2013, Elwood D. Howse, Jr. and Scot E. Land resigned from the Board of Directors (the “Board”) of BSQUARE Corporation (the “Company”). There were no disagreements as contemplated by Item 5.02(a) of Form 8-K, and thus the Company is disclosing this information in accordance with Item 5.02(b) of Form 8-K.

Effective July 1, 2013, upon the recommendation of the Governance and Nominating Committee of the Board, Jerry Chase and Harel Kodesh were appointed as members of the Board to fill the vacancies created by the resignations of Messrs. Howse and Land. Mr. Chase will serve as a Class III Director and as such his term of office will expire at the Company’s 2015 Annual Meeting of Shareholders. Mr. Kodesh will serve as a Class I Director and as such his term of office will expire at the Company’s 2013 Annual Meeting of Shareholders. Mr. Chase was also appointed to the Audit Committee of the Board.

Also effective July 1, 2013, Andrew Harries was appointed Chairman of the Board and to the Governance and Nominating Committee of the Board; Elliott H. Jurgensen, Jr. was appointed Chairman of the Audit Committee of the Board; and William D. Savoy was appointed to the Audit Committee of the Board.

Pursuant to the Company’s compensation plan for non-employee directors, Messrs. Chase and Kodesh were each granted non-qualified options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant, which will vest quarterly over two years, and each received awards of 18,182 restricted stock units, which will vest quarterly over one year.

In connection with his appointment as Chairman of the Board, Mr. Harries was granted non-qualified options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant, which will vest quarterly over two years, and received an award of 9,091 restricted stock units, which will vest quarterly over one year.

Unrelated to his appointment as Chairman of the Board, Mr. Harries also received an award of 10,655 fully vested restricted stock units in consideration for his Board service since his appointment in November 2012 for which he had previously not been compensated. Such compensation is consistent with and represents a pro rated amount of the annual compensation paid to the Company’s other non-employee directors during that period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: July 1, 2013	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations and Chief Financial Officer